Exhibit 10.13
Loan Agreement
This Loan Agreement (this “Agreement”) is entered into on the 26th day of April, 2010 in Pudong New Area, Shanghai by and between:
Party A: Shanda Interactive Entertainment Limited
Address: No. 208, Juli Rd., Pudong New Area, Shanghai
Party B: Shanda Literature Corporation
Address: No. 35, Boxia Rd., Pudong New Area, Shanghai
Whereas, Party B needs to borrow money from Party A for developing its business and Party A agrees to extend a loan to Party B subject to the conditions set forth in this Agreement
NOW THEREFORE, both Parties, through friendly consultations, agree as follows:
Article 1	Party A agrees to extend to Party B a loan, the amount of which is to be U.S. Dollar Four Million Eight Hundred Thousand ($4,800,000). Party B will use the loan for the purpose of increasing the capital contribution in its subsidiary, Shanda Literature Limited, and Party B shall not use the loan for any other purpose, otherwise Party A shall have the right to recall the loan early.

Article 2	The interest rate of the loan under this Agreement shall be zero.

Article 3	The term of the loan shall be 3 years, commencing from the date when the whole amount of the loan is transferred into Party B’s bank account.

Article 4	Party A is entitled to convert the loan into an investment amount to purchase a certain number of shares in Party B at any time when it thinks fit.

Article 5	Dispute Resolution

This Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising out of this Agreement shall be settled through friendly negotiation by the Parties; if any dispute cannot be resolved through negotiation, both Parties agree to submit such dispute to China Council for the Promotion of International Trade for arbitration. The arbitration proceedings shall be conducted in Shanghai. The award of arbitration is final and binding on the Parties.

Article 6	This Agreement is made in four counterparts with each of the Parties holding two counterparts, all of which shall have the same legal effect.

Party A: Shanda Interactive Entertainment Limited
Signed by:	/s/ Danian, Chen
Name:
	Title:	Chief Operating Officer

Party B: Shanda Literature Corporation
Signed by:	/s/ Xiaoqiang Hou
Name:
	Title:	Chief Executive Officer